Exhibit 32.2

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Stephen J. Hagge, executive vice president and chief financial officer of AptarGroup, Inc., certify that (i) the Annual Report on Form 10-K of AptarGroup, Inc. for the year ended December 31, 2004 (the “Form 10-K”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of AptarGroup, Inc.

By:	/s/ Stephen J. Hagge
Stephen J. Hagge
Executive Vice President and Chief Financial Officer

February 25, 2005